EXHIBIT 99.1

GM Reaches Agreement to Sell Controlling Stake in GMAC
•	Cerberus led consortium to buy 51 percent of GMAC Equity

•	GM to receive $14 billion in cash over three-year period
DETROIT — General Motors Corp. (NYSE: GM) today announced it has entered into a definitive agreement to sell a 51 percent controlling interest in General Motors Acceptance Corp. (GMAC) to a consortium of investors led by Cerberus Capital Management, L.P., a private investment firm, and including Citigroup Inc., and Aozora Bank Ltd. GM expects to receive approximately $14 billion in cash from this transaction over three years, including distributions from GMAC, with an estimated $10 billion by closing.
The transaction strengthens GMAC’s ability to support GM’s automotive operations, improves GMAC’s access to cost-effective funding, provides significant liquidity to GM and allows GM to continue to participate in the profitability of GMAC over the long term through its 49-percent ownership stake.
“We look forward to working with Cerberus to maintain and grow GMAC’s traditional strong performance and contribution to the GM family,” said GM Chairman and Chief Executive Officer Rick Wagoner. “This agreement is another important milestone in the turnaround of General Motors. It creates a stronger GMAC while preserving the mutually beneficial relationship between GM and GMAC. At the same time, it provides significant liquidity to support our North American turnaround plan, finance future GM growth initiatives, strengthen our balance sheet and fund other corporate priorities.
“Over the last nine months we have been aggressively implementing our North American turnaround plan,” Wagoner said. “We’ve made some big moves, such as the health-care agreement with the United Auto Workers union; the manufacturing capacity plan; changes to our salaried health-care and pension plans; an accelerated attrition plan for hourly employees; and a complete overhaul of our marketing strategy. These bold initiatives are designed to immediately improve our competitiveness and position GM for long-term success and today’s transition is a further step in that direction.”

The GM Board of Directors approved the sale in a special meeting on Sunday which followed extensive consideration of this transaction and alternative strategies over the past several months. Speaking for the GM Board, Presiding Director George Fisher stated, “This transaction along with the other progress GM has been making on its turnaround plan, is an important milestone. While there is still much work to be done, the GM Board has great confidence in Rick Wagoner, his management team and the plan they are implementing to restore the company to profitability.”
The transaction is subject to a number of U.S. and international regulatory and other approvals. The companies expect to close the transaction in the fourth quarter of 2006.
Long-Term Relationship
“We are very proud to align ourselves with an American icon like GM through GMAC, one of the most recognized and respected names in the financial services industry,” said Mark Neporent, Cerberus’ chief operating officer and senior managing director. “We are committed to a long-term partnership that we expect will bring sustained growth, diversity of product offerings and lasting benefits to GM and GMAC employees, dealers, suppliers, customers and other stakeholders.”
“We are committed to helping GMAC compete even more effectively and continuing its tradition of strong growth and success,” added Lenard Tessler, Cerberus’ head of Private Equity and senior managing director. “We recognize that GM’s dealers are a cornerstone for growth in this business, and we are committed to maintaining the strong support that GMAC provides to its dealer customers. Moreover, we have great confidence and respect for the people of GMAC, and look forward to the continued success of the GMAC automotive financing, mortgage and insurance, banking, and real estate services businesses around the globe.”
GMAC Chairman and Chief Executive Officer Eric Feldstein, who will continue to lead the company after the equity sale, said, “This transaction begins an exciting new chapter for GMAC that will allow us to realize our strategic vision of becoming a premier global financial services company. With improved access to cost-effective funding, we will be able to provide more competitive financing to promote GM vehicle sales and to re-establish our historic trend of profitable growth across all our business sectors. GMAC is now poised to move from a defensive game plan to playing offense again, which should enable us to deliver tremendous value to our shareholders.”
As part of the transaction, GM and GMAC will enter into a number of 10-year agreements under which GMAC will continue to support GM’s automotive operations and provide GM and its dealers and customers with the same broad range of financial products and services it does today. Customers and dealers should continue to expect the world-class service that GMAC currently provides, and GMAC will continue to be the preferred and exclusive provider of various financial products involving GM-sponsored consumer and wholesale marketing incentives around the world. Additionally, employment levels are not expected to change as a result of this transaction. Under the agreements, GM will have an option to acquire GMAC’s global automotive finance operations, under certain conditions, including an investment-grade rating at GM. This option is exercisable for 10 years after the closing of the transaction.
GM to Receive $14 Billion in Cash
The $14 billion in cash that GM is to receive as part of the transaction includes $7.4 billion from the Cerberus-led consortium at closing and an estimated $2.7 billion cash distribution from GMAC related to the conversion of most of GMAC and its U.S. subsidiaries to limited liability companies. In addition, GM will retain about $20 billion of GMAC automotive lease and retail assets and associated funding with an estimated net book value of $4 billion that will monetize over three years.
GM also will receive dividends from GMAC equivalent to its earnings prior to closing, which largely will be used to fund the repayment of various intercompany loans from GMAC. As a result of these reductions, GMAC’s unsecured exposure to GM is expected to be reduced to approximately $400 million and will be capped at $1.5 billion on an ongoing basis.
GM and the consortium will invest $1.9 billion of cash in new GMAC preferred equity — $1.4 billion to be issued to GM and $500 million to the Cerberus consortium. GM also will continue to receive its 49 percent share of common dividends and other value generated by GMAC.
GM will take a non-cash pre-tax charge to earnings of approximately $1.1 billion to $1.3 billion in the second quarter of 2006 associated with the sale of 51 percent of GMAC.
Citigroup providing $25 billion syndicated funding facility
Citigroup will arrange two syndicated asset-based funding facilities that total $25 billion which will support GMAC’s ongoing business and enhance GMAC’s already strong liquidity position. Citigroup has committed $12.5 billion in the aggregate to these two facilities. The funding facilities are in addition to Citigroup’s initial equity investment in GMAC.

“Citigroup has a 90-year relationship with GM and this transaction represents both an opportunity to demonstrate our ongoing commitment to its long-term success as well as an attractive investment opportunity. We are pleased to be part of this unique and strong partnership, led by Cerberus,” said Michael Klein, chief executive officer of the Global Banking Unit of Citigroup Corporate and Investment Banking.
The GMAC board of directors will have 13 members — six appointed by the consortium; four appointed by GM; and three independent members. GMAC will continue to be managed by its existing executive management.
GM expects that the introduction of a new controlling investor for GMAC, new equity capital at GMAC, and significantly reduced inter-company exposures to GM will provide GMAC with a solid foundation to improve its current credit rating. GM and GMAC expect that these actions will de-link the GMAC credit ratings from those of GM.
About GM
General Motors Corp. (NYSE: GM), the world’s largest automaker, has been the global industry sales leader for 75 years. Founded in 1908, GM today employs about 327,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2005, 9.17 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. More information on GM can be found at www.gm.com.
About Cerberus
Established in 1992, Cerberus Capital Management, L.P. is one of the world’s leading private investment firms with $18 billion in assets under management for individual and institutional investors, including state and corporate pension funds, insurance companies, foundations and endowments. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with offices in Chicago, Los Angeles, Atlanta, Amsterdam, Frankfurt, Tokyo, Osaka and Taipei. More information on Cerberus can be found at www.cerberuscapital.com.
About GMAC
General Motors Acceptance Corporation and its subsidiaries, operating under the umbrella GMAC Financial Services, provide automotive financing, commercial finance, insurance and mortgage products, banking, and real estate services, and have a presence in more than 40 nations. GMAC has extended more than $1.4 trillion in credit to finance more than 162 million vehicles.
About Citigroup
Citigroup, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup’s trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com
About Aozora Bank
Aozora Bank Limited is a leading provider of lending, securitization, business and asset revitalization, asset management, loan syndication and investment advisory services and products to financial institution, and corporate and retail customers. Originally established in 1957 as the Nippon Fudosan Bank, Ltd., the bank changed its name in 2001. In 2003, it became majority owned by Cerberus NCB Acquisition, LP.
Forward-Looking Statements
In this report and in related comments by management of GM, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable when made, these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to numerous important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following:
•	The ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management;

•	Receipt of regulatory approvals needed to complete the Acquisition;

•	The pace of product introductions;

•	Market acceptance of GM’s new products;

•	Significant changes in the competitive environment and the effect of competition in the Corporation’s markets, including on GM’s pricing policies;

•	Our ability to maintain adequate liquidity and financing sources and an appropriate level of debt;

•	Restrictions on GMAC’s and ResCap’s ability to pay dividends and prepay subordinated debt obligations to us;

•	Changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates;

•	Costs and risks associated with litigation;

•	The final results of investigations and inquiries by the SEC;

•	Changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the range of estimates for the Delphi pension benefit guarantees, which could result in an impact on earnings;

•	Changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees;

•	Negotiations and bankruptcy court actions with respect to Delphi’s obligations to GM, negotiations with respect to GM’s obligations under the pension benefit guarantees to Delphi employees, and GM’s ability to recover any indemnity claims against Delphi;

•	Labor strikes or work stoppages at GM or its key suppliers such as Delphi or financial difficulties at GM’s key suppliers such as Delphi;

•	Additional credit rating downgrades and the effects thereof;

•	The effect of a potential sale or other extraordinary transaction involving GMAC on the results of GM’s and GMAC’s operations and liquidity;

•	Other factors affecting financing and insurance operating segments’ results of operations and financial condition such as credit ratings, adequate access to the market, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate, and changes in our contractual servicing rights;

•	Shortages of and price increases for fuel; and

•	Changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate.
     In addition, GMAC’s actual results may differ materially due to numerous important factors that are described in GMAC’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following:
•	The ability of GM to complete a transaction regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap, and maintaining the mutually beneficial relationship between GMAC and GM;

•	Significant changes in the competitive environment and the effect of competition in the Corporation’s markets, including on the Corporation’s pricing policies;

•	Our ability to maintain adequate financing sources;

•	Our ability to maintain an appropriate level of debt;

•	The profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM’s contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi;

•	Funding obligations under GM and its subsidiaries’ qualified U.S. defined benefits pension plans;

•	Restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us;

•	Changes in the residual value of off-lease vehicles;

•	Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•	Changes in our contractual servicing rights;

•	Costs and risks associated with litigation;

•	Changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	Changes in the credit ratings of GMAC or GM;

•	The threat of natural calamities;

•	Changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and

•	Changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations.
Investors are cautioned not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.
Contacts:
Toni Simonetti, General Motors, 212-418-6380 or mobile 917-822-3392
toni.simonetti@gm.com
Jerry Dubrowski, General Motors, 212-418-6261 or mobile 917-544-4885
jerry.dubrowski@gm.com
Joanne Krell, GMAC Financial Services, 313-665-2443
[email]
For Cerberus:
Peter Duda, Weber Shandwick, 917-822-1553
pduda@webershandwick.com
J.J. Rissi, Weber Shandwick, 917-587-7090
jjrissi@webershandwick.com